FOR IMMEDIATE RELEASE

IMPAC Medical Systems

Kendra A. Borrego, CFO

(650) 623-8870

kborrego@impac.com

IMPAC MEDICAL SYSTEMS, INC. ACHIEVES

HIGHER THIRD FISCAL QUARTER RESULTS

Sales Increase 34%, Operating Income Increases 44%

MOUNTAIN VIEW, CA, July 24, 2003 – IMPAC Medical Systems, Inc. (NASDAQ:IMPC), a leading provider of information technology solutions for cancer care, today reported strong growth in operating results for its third fiscal quarter ended June 30, 2003.

Third Quarter Highlights:

•	Net sales increased 34.1% to $16.3 million in the third fiscal quarter of 2003 compared with $12.2 million in the same prior year period.
•	Operating income increased 44.4% to $3.7 million in the third fiscal quarter of 2003 compared with $2.5 million in the same prior year period.
•	Pre-tax income increased 44.1% to $3.8 million in the third fiscal quarter of 2003 compared to $2.7 million in the same prior year period.
•	Diluted net income (loss) available to common stockholders per share improved to $0.24 in the third fiscal quarter from $(0.26) in the same prior year period.
•	Pro forma diluted net income per share improved 41.2% to $0.24 in the third fiscal quarter of 2003 compared with $0.17 in the same prior year period.
•	No accretion charges related to redeemable convertible preferred stock were recorded in the third fiscal quarter as these are no longer applicable.

Nine Month Highlights:

•	Net sales have increased 34.5% to $43.9 million for the nine months ending June 30, 2003 from $32.6 million in the same prior year period.
•	Operating income increased 65.9% to $9.3 million for the nine months ending June 30, 2003 from $5.6 million in the same prior year period.
•	Pre-tax income increased 63.7% to $9.7 million for the nine months ending June 30, 2003 from $5.9 million in the same prior year period.
•	Diluted net income (loss) available to common stockholders per share improved to $0.41 for the nine months ending June 30, 2003 from $(0.75) in the same prior year period.
•	Pro forma diluted net income per share improved 59.0% to $0.62 for the nine months ending June 30, 2003 from $0.39 in the same prior year period.
•	Balance sheet strength achieved a new high, with net working capital of $47.5 million, including cash and cash equivalents of $57.6 million and $131,000 debt.

Pro forma net income in the third quarter of fiscal 2003 totaled $2.4 million, up 44.1% from $1.7 million in the corresponding prior year period. Year to date pro forma net income for fiscal 2003 was $6.1 million compared to $3.7 million last year. Pro forma figures represent adjustments to reflect the effect of our initial public offering of common stock on November 20,

PAGE 2 OF 7 – IMPAC ACHIEVES HIGHER THIRD FISCAL QUARTER RESULTS

2002 as if it had happened at the beginning of fiscal year 2002 and the elimination of the non-cash accretion charges relating to the redeemable convertible preferred stock, which converted into common stock on the date of the closing of the initial public offering (see below for a reconciliation of the results reported under U.S. generally accepted accounting principles [GAAP] to pro forma results). The related pro forma diluted net income per share for the third quarter of fiscal 2003 totaled $0.24 as compared to $0.17 in the same prior year period calculated with pro forma diluted weighted-average shares outstanding of approximately 10.1 million and 9.7 million in the respective periods.

“IMPAC continued to achieve strong sales and earnings growth during the third quarter,” said Joseph K. Jachinowski, Chairman and Chief Executive Officer. “Our sales gain reflects higher software license sales to both existing and new customers, as well as steady growth in maintenance and service revenues. By carefully controlling our selling, general and administrative and marketing costs, we were able to contribute meaningful growth to our operating margin. We also made a considerable investment in further expanding our maintenance and service network in order to support continued growth in this area.”

Our total backlog on June 30, 2003 amounted to $36.8 million compared with $28.6 million a year ago, a 28.7% increase. The increase in orders reflects new systems licenses and additional orders for new product from both new and existing oncology customers. We had very strong demand for our imaging systems software. Maintenance and service revenues reflected continued high customer retention, plus additional training and installations.

As we continue to grow our service business, we have made investments in our service offering for both our application service provider delivery option and direct international customer installation and support. This has resulted in a contraction of our gross margin for the nine months ended June 30, 2003 of 70.9% compared with 73.4% in the corresponding prior year period. The planned investments in our client service offerings are important in maintaining the quality of our service while providing a variety of delivery options. Research and development expenses increased 25.6% in the nine months ended June 30, 2003 to $7.1 million compared with $5.6 million a year earlier, and as a percentage of sales equaled 16.2% and 17.3%, respectively. Our investment in research and development underscores the continuing commitment to expand and add to our technological offerings. Sales and marketing expenses, as a percentage of sales, equaled 23.6% for the nine months ended June 30, 2003 compared with 27.6% in the corresponding period a year ago. As a percentage of sales, general and administrative expenses equaled 9.3% for the nine months ending June 30, 2003 compared to 9.7% in the corresponding period a year ago. Operating income for the nine months ended June 30, 2003 totaled $9.3 million compared to $5.6 million in the corresponding prior year period, which, as a percentage of sales, equaled 21.3% and 17.3%, respectively.

Cash flow from operating activities for the third fiscal quarter of 2003 contributed $5.1 million, bringing the year to date total to $6.3 million. The balance sheet remained strong, with working capital on June 30, 2003 of $47.5 million. Cash and cash equivalents totaled $57.6 million. We continue to have a positive credit experience with customers and have improved days’ sales outstanding to 70 days from 79 days for the sequential prior quarter.

PAGE 3 OF 7 – IMPAC ACHIEVES HIGHER THIRD FISCAL QUARTER RESULTS

Pro Forma vs. GAAP Results

Prior to our initial public offering on November 2002, we were required, under GAAP, to increase the carrying value of our Series A redeemable convertible preferred stock by periodic non-cash accretion charges that reflected the increase in the preferred stock’s deemed fair market value. This had the effect of reducing the amount of net income available to common stockholders. Accordingly, net income available to common stockholders for the nine months ended June 30, 2003 was $3.9 million, or $0.41 per share, fully diluted, after a first quarter preferred stock accretion charge of $2.2 million, compared to a net loss attributable to common stockholders of $4.5 million, or ($0.75) per share, fully diluted, after a preferred stock accretion charge of approximately $8.2 million in the corresponding prior year period. Upon the closing of the IPO, the preferred stock automatically converted into common stock; therefore, these non-cash accretion charges are no longer required under GAAP.

The decision to present the pro forma results is based on management’s belief that they represent a better basis for analysis than GAAP results since the potential liability associated with the redeemable convertible preferred stock no longer exists. By removing these non-cash charges, we are conforming the financial statements presentation to our post-IPO GAAP financial results. This improves quarter to quarter comparability on a pro forma basis.

A reconciliation of the numerator and denominator used in calculating pro forma diluted earnings per share is as follows:

	Three Months Ended June 30,		Nine Month Ended June 30,
	2003	2002	2003	2002

	(Unaudited)
(in thousands, except per share amounts)

Net income (loss) available to common stockholders	$2,407	$(1,594)	$3,882	$(4,513)
Accretion of redeemable convertible preferred stock	—	3,264	2,229	8,246

Pro forma net income	$2,407	$1,670	$6,111	$3,733

Weighted-average shares outstanding, diluted	10,050	6,043	9,581	6,032
Adjustment to reflect the IPO shares as if they had been outstanding the entire period	—	1,875	351	1,875
Adjustment to reflect the preferred stock conversion as if it had happened at the beginning of the period	—	1,238	—	1,238
Dilutive effect of outstanding options	—	508	—	413

Pro forma diluted weighted-average shares outstanding	10,050	9,664	9,932	9,558

Pro forma diluted earnings per share	$0.24	$0.17	$0.62	$0.39

PAGE 4 OF 7 – IMPAC ACHIEVES HIGHER THIRD FISCAL QUARTER RESULTS

Conference Call Scheduled

A conference call will be held tomorrow, Friday, July 25, 2003 at 7:00 AM (PT) to discuss operating results for the third fiscal quarter ended June 30, 2003. Individuals are invited to listen to the call by dialing 1-800-901-5231. International callers can dial 1-617-786-2961. The PIN number, 97331103, is the same for both domestic and international participants. Dial in approximately ten minutes prior to the scheduled teleconference time. The conference call can also be accessed live over the Internet through the IMPAC website, www.impac.com. Please go to the website at least 15 minutes early to register, download and install any necessary audio software. A replay on the Company website will be available for two weeks after the original broadcast.

About IMPAC Medical Systems

IMPAC Medical Systems, Inc. is a leading provider of specialized IT solutions that streamline both clinical and business operations to help improve the process of delivering quality patient care. With open integration to multiple healthcare data and imaging systems, IMPAC offers a comprehensive IT solution that includes specialized electronic charting, full-featured practice management, clinical laboratory management, and outcomes reporting. Supporting over 1,500 installations worldwide, IMPAC delivers practical solutions that deliver better overall communication, process efficiency and quality patient care. For more information about IMPAC Medical Systems’ products and services, please call 650-623-8800 or visit www.impac.com.

The statements contained in this press release that are not purely historical are forward looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward looking statements include statements regarding the Company’s business strategy, timing of, and plans for, the introduction of new products and enhancements, future sales, market growth and direction, competition, market share, revenue growth, operating margins and profitability. All forward looking statements included in this document are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could cause or contribute to such differences include the Company’s ability to expand outside the radiation oncology market or expand into international markets, lost sales or lower sales prices due to competitive pressures, ability to integrate its products successfully with related products and systems in the medical services industry, reliance on distributors and manufacturers of oncology equipment to market its products, and other factors and risks discussed in the Company’s Final Prospectus dated May 12, 2003 and other reports filed by the Company from time to time with the Securities and Exchange Commission.

PAGE 5 OF 7 – IMPAC ACHIEVES HIGHER THIRD FISCAL QUARTER RESULTS

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2003	2002	2003	2002
(in thousands, except per share amounts)
Sales:
Software license and other, net	$11,440	$8,425	$29,916	$22,190
Maintenance and services	4,875	3,745	13,945	10,416

Total net sales	16,315	12,170	43,861	32,606
Cost of sales:
Software license and other, net	2,875	2,025	7,453	5,760
Maintenance and services	1,919	1,128	5,294	2,926

Total cost of sales	4,794	3,153	12,747	8,686

Gross profit	11,521	9,017	31,114	23,920

Operating expenses:
Research and development	2,620	1,909	7,090	5,644
Sales and marketing	3,761	3,059	10,352	8,991
General and administrative	1,396	1,228	4,058	3,159
Write-off of purchased in-process research and development	—	116	—	116
Amortization of goodwill and other intangible assets	70	161	275	382

Total operating expenses	7,847	6,473	21,775	18,292

Operating income	3,674	2,544	9,339	5,628
Interest expense	(4)	(7)	(15)	(21)
Interest and other income	150	114	376	318

Income before provision for income taxes	3,820	2,651	9,700	5,925
Provision for income taxes	(1,413)	(981)	(3,589)	(2,192)

Net income	2,407	1,670	6,111	3,733
Accretion of redeemable convertible preferred stock	—	(3,264)	(2,229)	(8,246)

Net income (loss) available to common stockholders	$2,407	$(1,594)	$3,882	$(4,513)

Net income (loss) per common share:
Basic	$0.25	$(0.26)	$0.44	$(0.75)

Diluted	$0.24	$(0.26)	$0.41	$(0.75)

Weighted-average shares used in computing net income (loss) per common share:
Basic	9,526	6,043	8,771	6,032

Diluted	10,050	6,043	9,581	6,032

Pro forma net income	$2,407	$1,670	$6,111	$3,733

Pro forma net income per share, diluted	$0.24	$0.17	$0.62	$0.39

Weighted-average shares used in computing diluted pro forma net income per common share	10,050	9,664	9,932	9,558

PAGE 6 OF 7 – IMPAC ACHIEVES HIGHER THIRD FISCAL QUARTER RESULTS

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	June 30, 2003	September 30, 2002
(in thousands)
Assets
Current assets:
Cash and cash equivalents	$57,602	$23,432
Available-for-sale securities	222	385
Accounts receivable, net	11,699	7,791
Inventories	84	86
Deferred income taxes	712	712
Income tax refund receivable	620	686
Prepaid expenses and other current assets	2,700	3,281

Total current assets	73,639	36,373

Available-for-sale securities	2,615	3,156
Property and equipment, net	3,782	3,379
Deferred income taxes	864	864
Goodwill and other intangible assets, net	1,642	1,892
Other assets	458	341

Total assets	$83,000	$46,005

Liabilities, Redeemable Convertible Preferred Stock, Common Stock Subject to Rescission Rights and Stockholders’ Equity
Current liabilities:
Customer deposits	$9,481	$9,829
Accounts payable	1,285	872
Accrued liabilities	2,756	3,252
Income taxes payable	2,048	1,950
Deferred revenue	10,466	8,194
Capital lease obligations	71	65

Total current liabilities	26,107	24,162

Customer deposits	114	92
Capital lease obligations	60	114

Total liabilities	26,281	24,368

Redeemable convertible preferred stock	—	14,489

Common stock subject to rescission rights	98	—

Stockholders’ equity:
Common stock	10	6
Additional paid-in capital	46,765	1,144
Accumulated other comprehensive loss	(35)	(1)
Retained earnings	9,881	5,999

Total stockholders’ equity	56,621	7,148

Total liabilities, redeemable convertible preferred stock, common stock subject to rescission rights and stockholders’ equity	$83,000	$46,005

PAGE 7 OF 7 – IMPAC ACHIEVES HIGHER THIRD FISCAL QUARTER RESULTS

IMPAC MEDICAL SYSTEMS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended June 30,
	2003	2002
(in thousands)
Cash flows from operating activities:
Net income	$6,111	$3,733
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	1,239	940
Amortization of goodwill and other intangible assets	275	382
Write-off of purchased in-process research and development	—	116
Provision for doubtful accounts	167	107
Deferred income taxes	—	51
Loss on disposal of property and equipment	92	—
Gain from sale of investment	—	(8)
Stock-based compensation	—	50
Changes in assets and liabilities, net of effects of acquisitions:
Accounts receivable	(4,100)	(856)
Inventories	2	—
Prepaid expenses and other current assets	581	(650)
Other assets	(116)	(4)
Customer deposits	(325)	932
Accounts payable	413	565
Accrued liabilities	(494)	(1,055)
Income tax payable/refund receivable	163	872
Deferred revenue	2,274	1,446

Net cash provided by operating activities	6,282	6,621

Cash flows from investing activities:
Acquisition of property and equipment	(1,828)	(868)
Payments for MC2 acquisition, net	—	(500)
Payments for Intellidata acquisition, net	—	(1,391)
Disposal of property and equipment	94	—
Proceeds from sale of investment	—	44
Purchases of available-for-sale securities	(26,622)	(6,926)
Proceeds from sales of available-for-sale securities	27,261	6,189
Proceeds from maturities of available-for-sale securities	66	1,439

Net cash used in investing activities	(1,029)	(2,013)

Cash flows from financing activities:
Principal payments on capital leases	(48)	(42)
Proceeds from the issuance of common stock, net	29,005	180
Repurchase of common stock	—	(21)

Net cash provided by financing activities	28,957	117

Effects of exchange rates on cash	(40)	—
Net increase in cash and cash equivalents	34,210	4,725
Cash and cash equivalents at beginning of period	23,432	12,456

Cash and cash equivalents at end of period	$57,602	$17,181